EXHIBIT 10.1.1

Terms of January 2008 Amendment to Employment Agreement
between Bay National Bank and Hugh W. Mohler

On January 22, 2008, the Compensation Committee of the Board of Directors of Bay National Bank increased, effective January 1, 2008, Hugh Mohler’s annual base compensation from $240,000 to $255,000.

Also, the Compensation Committee of the Board of Directors of the Bank approved a discretionary bonus to Mr. Mohler of $10,000 in January 2008 (the agreement is silent with respect to the payment of bonuses to Mr. Mohler). This bonus was paid in February 2008.